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                                                                    EXHIBIT 24.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of US Servis, Inc., formerly MICRO Healthsystems, Inc. (the Company), for the registration of 552,272 shares of its Common Stock, and to the incorporation by reference therein of our report dated July 16, 1993, with respect to the financial statements of Applied Computer Technology for Patient Care, Inc. as of and for the years ended March 31, 1993 and 1992, included in the Company's Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.





                                                           /s/ Ernst & Young LLP
                                                           ---------------------

                                                           ERNST & YOUNG LLP


Madison, Wisconsin

October 26, 1995





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